EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118757, 333-167298, 333-176115, 333-190110, 333-198042, 333-206278, 333-219789 and 333-232949) of The Cheesecake Factory Incorporated of our report dated December 13, 2019 relating to the financial statements which appear in this Amendment No. 1 to Form 8-K.

/s/ BeachFleischman PC
Phoenix, Arizona
December 17, 2019